UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2005

THE PROVIDENCE SERVICE

CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 6, 2005, the board of directors (the “Board”) of The Providence Service Corporation (the “Company”), upon recommendation of the Compensation Committee of the Board, approved the acceleration of the vesting dates of all unvested stock options previously awarded to eligible employees, directors and consultants, including stock options granted to executive officers and non-employee directors, under the Company’s 2003 Stock Option Plan (the “Plan”), effective December 29, 2005; provided the option holder is actively an employee, director or consultant of the Company on December 29, 2005. All other terms of the stock options previously awarded will remain the same.

As a result of this action, options to purchase approximately 654,000 shares of the Company’s common stock will vest in full effective December 29, 2005 as follows:

	Aggregate number of shares issuable under accelerated options	Weighted-average exercise price per share
Non-employee Directors	90,002	$19.78
Executive Officers as a group	129,584	$20.51
Other employees	434,318	$23.36

Total	653,904	$22.30

The closing market price of the Company’s common stock on December 6, 2005 was $28.47, and approximately 562,000 options subject to this acceleration have economic value to the holder. Assuming the acceleration of all of the options described above and no exercises of outstanding options under the Plan prior to December 29, 2005, as of such date there will be options to purchase approximately 1.3 million shares of the Company’s common stock exercisable with a weighted-average exercise price of $22.63 per share outstanding under the Plan.

As a result of the acceleration of vesting of these options, the Company anticipates that stock based compensation expense of approximately $415,000 will be included in the Company’s fourth quarter results of operations, of which approximately $188,000 is attributable to stock options held by executive management and non-employee directors. This anticipated expense will reduce fully diluted earnings per share by approximately $0.04 per share for 2005.

The purpose of accelerating the vesting of outstanding unvested options is to enable the Company to avoid recognizing stock based compensation expense associated with these options in future periods after the Company adopts Statement of Financial Accounting Standard No.123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in January 2006. As result of the acceleration, the Company estimates that it will avoid stock based compensation expense of approximately $1.8 million in 2006 (approximately $0.18 per fully diluted share based on a 9,970,000 weighted-average share count), $1.2 million in 2007 and $392,000 in 2008.

In addition, each non-employee director was awarded an option to purchase 10,000 shares of the Company’s common stock on December 6, 2005 under the Plan in lieu of receiving the award in January 2006 as part of its annual Board compensation for its service in 2006. In addition, the executive officers as a group were granted an aggregate of 110,000 options on December 6, 2005. The purpose of awarding these options to non-employee directors and the executive officers in December 2005 is to enable the Company to avoid recognizing stock based compensation expense associated with these options in future periods under SFAS 123(R). Further, this action will not result in additional stock based compensation expense for 2005 as these options are 10 year, fully vested options with an exercise price equal to the closing market price of the Company’s common stock on the date of grant of $28.47.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: December 9, 2005	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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